PROSPECTUS SUPPLEMENT
(To Prospectus dated December 6, 1996)

                                 $80,000,000
                        PRINCIPAL AMOUNT PLUS INTEREST

                              LIQUIDITY FACILITY
                                      OF
                        FGIC SECURITIES PURCHASE, INC.
                                IN SUPPORT OF

                  DADE COUNTY EXPRESSWAY AUTHORITY (FLORIDA)
               TOLL SYSTEM REVENUE BONDS, SERIES 1996 (TAXABLE)

Date of Series 1996 Bonds:  Date of Issuance               Due:  July 1, 2019

    The Series 1996 Bonds will initially bear interest at an initial Weekly Interest Rate from and including the date of issuance to but excluding the next succeeding Thursday (the "First Interest Period"); thereafter, until adjustment to a different type of rate period as the Authority shall determine, all Series 1996 Bonds shall continue to bear interest at a Weekly Rate. The Series 1996 Bonds are subject to mandatory and optional tender and to redemption prior to maturity, as described herein. Payment of the purchase price equal to the principal of and up to 35 days' accrued interest at a maximum rate of 15% per annum on the Series 1996 Bonds tendered for purchase as described herein will be made pursuant and subject to the terms of the FGIC-SPI Liquidity Facility described herein; provided, that the number of days accrued interest will be increased as necessary in the event that the Bonds are remarketed in the Quarterly Rate Mode or longer, subject to confirmation of the applicable rating by Moody's Investors Services, Inc. In the event that such confirmation is not obtained, the FGIC-SPI Liquidity Facility will not be available to Bonds remarketed in excess of the Monthly Mode.
                        FGIC SECURITIES PURCHASE, INC.

    The FGIC-SPI Liquidity Facility will expire on December 10, 2001 unless extended by FGIC Securities Purchase, Inc. for an additional five years upon notice to the Authority two years prior to the scheduled expiration date, or sooner terminated in accordance with the terms thereof.

                                    ----------------
    THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED BY  THE
      SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
         ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                                    ----------------
    The obligations of FGIC Securities Purchase, Inc. under the FGIC-SPI Liquidity Facility (the "Obligations") are not being sold separately from the Series 1996 Bonds, which are being offered pursuant to a separate Official Statement. The Obligations are not severable from the Series 1996 Bonds and may not be separately traded. This Prospectus Supplement and the accompanying Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Bonds purchased by FGIC Securities Purchase, Inc.

                      ----------------------------------------
                           PAINEWEBBER INCORPORATED
    DOUGLAS JAMES SECURITIES, INC.     RAYMOND JAMES & ASSOCIATES,INC.
FIRST SOUTHWEST COMPANY
             PRUDENTIAL SECURITIES INCORPORATED
                             SMITH BARNEY INC.
                                                       WILLIAM R. HOUGH & CO.

                      ----------------------------------------
         The date of this Prospectus Supplement is December 6, 1996.


    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                     DOCUMENTS INCORPORATED BY REFERENCE

    There is hereby incorporated herein by reference the Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1996, June 29, 1996 and September 28, 1996 and the current report on Form 8-K dated June 28, 1996 of General Electric Capital Corporation ("GE Capital"), all heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), to which reference is hereby made.

                                 INTRODUCTION

    This Prospectus Supplement is provided to furnish information on the obligations of FGIC Securities Purchase, Inc. ("FGIC-SPI") under the liquidity facility in support of $80,000,000 aggregate principal amount of Dade County Expressway Authority (Florida) Toll System Revenue Bonds, Series 1996 (Taxable) to be issued by the Dade County Expressway Authority (the "Authority"), on or about December 10, 1996 (the "Series 1996 Bonds" or the "Bonds"). FGIC-SPI will enter into a Standby Bond Purchase Agreement (the "FGIC-SPI Liquidity Facility") with The Bank of New York, New York, New York (the "Trustee" and the "Tender Agent"), pursuant to which FGIC-SPI will be obligated under certain circumstances to purchase unremarketed Bonds from the Holders thereof optionally or mandatorily tendering their Bonds for purchase.

In order to obtain funds to purchase the Bonds, FGIC-SPI will enter into a Standby Loan Agreement with General Electric Capital Corporation ("GE Capital") under which GE Capital will be irrevocably obligated to lend funds as needed by FGIC-SPI to purchase Bonds. The obligations of FGIC-SPI under the FGIC-SPI Liquidity Facility will expire on December 10, 2001 unless extended by FGIC-SPI for an additional five years upon notice to the Authority two years prior to the scheduled expiration date, or sooner terminated in accordance with its terms.

    Capitalized terms used and not otherwise defined herein have the meanings assigned to them in Appendix C hereof.

                     DESCRIPTION OF THE SERIES 1996 BONDS

GENERAL

    The Series 1996 Bonds will be issued in fully registered form, will be dated the date of issuance thereof, will have a stated maturity of July 1, 2019, and initially will be Variable Rate Bonds bearing interest at a Weekly Rate from the date of initial delivery and authentication until converted to bear interest in another interest rate mode as described herein. The Series 1996 Bonds will be issuable in Authorized Denominations of (i) $100,000 and integral multiples of $5,000 over $100,000 while they bear interest at a Daily, Weekly or Monthly Rate and (ii) $5,000 and integral multiples thereof while they bear interest at a Quarterly, Semiannual, Extended or Fixed Rate.

    The Interest Payment Dates for the Series 1996 Bonds will be (i) the first Business Day of each calendar month while they bear interest at a Daily, Weekly or Monthly Rate, (ii) the first Business Day of the third calendar month following the Conversion Date to the Quarterly Rate and the first Business Day of each third calendar month thereafter while they bear interest at a Quarterly Rate, (iii) the first Business Day of the sixth month following the Conversion Date to the Semiannual or Extended Rate and the first Business Day of each sixth calendar month thereafter while they bear interest at a Semiannual or Extended Rate and (iv) each January 1 and July
1 following the Conversion Date to the Fixed Rate.

    Interest on Series 1996 Bonds bearing interest at the Daily Rate, Weekly Rate, Monthly Rate and Quarterly Rate will be calculated based on the actual days elapsed and a year of 365 or 366 days, as applicable, and interest on the Series 1996 Bonds bearing interest at the Semiannual Rate, Extended Rate or Fixed Rate will be calculated based on a year of 360 days consisting of twelve 30-day months.

BOOK-ENTRY ONLY SYSTEM

    The Depository Trust Company ("DTC"), New York, New York, will act as securities depository for the Series 1996 Bonds. The Series 1996 Bonds will be issued as fully-registered bonds registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered bond will be issued for the Series 1996 Bonds, in the aggregate principal amount of such issue, and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (the "Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants (the "Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants").
The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Purchases of the Series 1996 Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Series 1996 Bonds on DTC's records. The ownership interest of each actual purchaser of each Series 1996 Bond (the "Beneficial Owner") is in turn to be recorded on the Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series 1996 Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Series 1996 Bonds, except in the event that use of the book-entry system for the Series 1996 Bonds is discontinued.

    To facilitate subsequent transfers, all Series 1996 Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Series 1996 Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series 1996 Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series 1996 Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    For every transfer and exchange of the Series 1996 Bonds, the Beneficial Owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to Series 1996 Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the Authority as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series 1996 Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Principal, Purchase Price and interest payments on the Series 1996 Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on each payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Authority, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, Purchase Price and interest to DTC is the responsibility of the Authority or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the Series 1996 Bonds at any time by giving reasonable notice to the Authority or the Paying Agent. Under such circumstances, in the event that a successor securities depository is not obtained, the Series 1996 Bonds are required to be prepared in definitive form and delivered to the Beneficial Owners. The Authority may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, the Series 1996 Bonds will also be prepared in definitive form and delivered to the Beneficial Owners.

VARIABLE INTEREST RATES

    The Tender Agent will inform the Owners of Series 1996 Bonds and the Trustee (if not the Tender Agent) of the Daily and Weekly Rates upon request. Notice of each preliminary Monthly, Quarterly, Semiannual and Extended Rate, and of each Monthly, Quarterly, Semiannual and Extended Rate, will be given by the Bond Registrar by sending notice in writing to the Owners of the Series 1996 Bonds bearing interest at such rates and the Trustee not later than 5:00 p.m. (Eastern time) on the third Business Day following the date of determination.

    The preliminary Variable Rate and the Variable Rate are each required to be the lowest rate of interest which, in the judgment of PaineWebber Incorporated, as the initial Remarketing Agent (the "Remarketing Agent"), would cause the Series 1996 Bonds to have a market value equal to the principal amount thereof, plus accrued interest, under prevailing market conditions as of the date of determination of the preliminary Variable Rate or Variable Rate. The preliminary Variable Rate is intended to serve only as an indication of the lowest interest rate that would cause the Series 1996 Bonds to have a market value equal to par under market conditions on the date on which such preliminary Variable Rate is determined. The Variable Rate determined after the preliminary Variable Rate is determined may be higher, lower or the same as such preliminary Variable Rate. In no event may the preliminary Variable Rate or the Variable Rate for any Variable Rate Period 15%.

    All determinations of Variable Rates pursuant to the Indenture are conclusive and binding upon the Authority, the Trustee, the Bond Registrar, the Tender Agent, any credit provider under a credit facility, if any, FGIC-SPI or other provider of liquidity and the Owners of the Series 1996 Bonds. The Authority, the Trustee, the Bond Registrar, the Tender Agent and the Remarketing Agent are not liable to any Owner for failure to give any notice required above or for failure of any Owner to receive any such notice.

    The Indenture provides that the Tender Agent and the Remarketing Agent may resign or be removed by the Authority from time to time. In such events, a successor Tender Agent or Remarketing Agent, as applicable, must be appointed in accordance with the provisions of the Indenture. No resignation or removal of the Tender Agent or Remarketing Agent shall take effect until a successor has been appointed pursuant to the Indenture.

    Daily Rates.  The Daily Rate for each Daily Rate Period is required to
    -----------
be determined by the Remarketing Agent between 8:30 a.m. and 10:00 a.m. (Eastern time) on the commencement date of each such Daily Rate
Period to which it relates. Daily Rate Periods extend from each Business Day to but excluding the following Business Day.

    Weekly Rates.  The Weekly Rate for each Weekly Rate Period is required
    ------------
to be determined by the Remarketing Agent not later than 4:00 p.m.
(Eastern time) on each Wednesday or, if such Wednesday is not a Business Day, the last Business Day immediately prior to the commencement date of the Weekly Rate Period to which it relates.
The first Weekly Rate Period will commence on the date of original issuance and delivery of the Series 1996 Bonds and shall run to but excluding the next succeeding Thursday. Weekly Rate Periods thereafter extend from Thursday of each week to but excluding Thursday of the following week; except that (A) in the case of a conversion to a Weekly Rate Period from a different Variable Rate Period, the initial Weekly Rate Period for the Series 1996 Bonds will extend from and including the Weekly Rate Conversion Date to but excluding Thursday of the following week; and (B) in the case of a conversion of Series 1996 Bonds from a Weekly Rate Period to a different Rate Period, the last Weekly Rate Period will end on and exclude the Conversion Date.

    Monthly Rates.  A preliminary Monthly Rate for each Monthly Rate Period,
    -------------
which will extend from the first Business Day of each calendar month to but excluding the first Business Day of the following month, is required to be determined by the Remarketing Agent not later than 4:00 p.m. (Eastern time) on the last Business
Day that is at least eight days immediately preceding the commencement date of such period, and the actual Monthly Rate for each Monthly Rate Period is required to be determined not later than 4:00 p.m. (Eastern time) on the Business Day immediately preceding the commencement date of such period.


    Quarterly Rates.  A preliminary Quarterly Rate for each Quarterly Rate
    ---------------
Period is required to be determined not later than 4:00 p.m.
(Eastern time) on the last Business Day that is at least
15 days preceding the commencement date of such period, and the actual Quarterly Rate for each Quarterly Rate Period is required to be determined by the Remarketing Agent not later than 4:00 p.m. (Eastern time) on the Business Day immediately preceding the commencement date of such period. Quarterly Rate Periods extend from and including the Quarterly Rate Conversion Date, and from and including the first Business Day of each third calendar month thereafter, to but excluding the first Business Day of the third calendar month thereafter.

    Semiannual Rates.   A  preliminary  Semiannual Rate  for each  Semiannual
    ----------------
Rate Period is required to be determined not later than 4:00 p.m.
(Eastern time) on the last Business Day that is at least 30 days immediately preceding the commencement date of such period. The actual Semiannual Rate for each Semiannual Rate
Period is required to be determined by the Remarketing Agent not later than 4:00 p.m. (Eastern time) on the Business Day immediately preceding the commencement date of such period. Semiannual Rate Periods extend from and including the Semiannual Rate Conversion Date, and from and including the first Business Day of each sixth calendar month thereafter, to but excluding the first Business Day of the sixth calendar month thereafter.

    Extended Rates.  A preliminary Extended Rate for each Extended Rate
    --------------
Period is required to be determined not later than 4:00 p.m.
(Eastern time) on the last Business Day that is at least
30 days immediately preceding the commencement date of such period, and the actual Extended Rate for each Extended Rate Period is required to be determined not later than 4:00 p.m. (Eastern time) on the Business Day immediately preceding the commencement date of such period. Extended Rate Periods will commence initially on the Extended Rate Conversion Date, and subsequently on the first Business Day of the calendar month following the last day of the prior Rate Period and extend for a period of one year or integral multiples of six months in excess of one year set by the Remarketing Agent, and end on a day that is the last day preceding the first Business Day of a calendar month.

    Limitation on Rate Period.  None of the Variable Rate Periods may extend
    -------------------------
beyond the termination date of the Credit Facility or Liquidity Facility.

    Provider Bonds.  Notwithstanding anything to the contrary in the
    --------------
Indenture, Provider Bonds shall bear interest at the Corporation
Rate or the Default Rate.

CONVERSION BETWEEN VARIABLE RATE PERIODS

    At the option of the Authority, subject to certain conditions, the Series 1996 Bonds may be converted from one Variable Rate Period to another Variable Rate Period in accordance with the provisions of the Indenture. The Conversion Date is required to be an Interest Payment Date for the Variable Rate Period from which the conversion is to be made; provided, however, that in the case of a conversion from an Extended Rate Period, the Conversion Date is required to be limited to an Interest Payment Date on which a new Extended Rate Period for the Series 1996 Bonds would otherwise have commenced pursuant to the Indenture. Not less than 30 days prior to the Conversion Date, the Tender Agent is required to mail or cause the Bond Registrar to mail a written notice of the conversion to the Authority, the Trustee, any credit provider, FGIC-SPI or other liquidity provider and all of the Owners of the Series 1996 Bonds.

    Notwithstanding the delivery of notice of conversion pursuant to the Indenture, conversion to a new Rate Period will not take effect if:

       (1) The Remarketing Agent fails to determine a Variable Rate for the Rate Period to which the conversion is to be made;

       (2) Any notice of conversion required by the Indenture is not given when required;

       (3) There is not delivered to the Authority and the Trustee an Opinion of Bond Counsel dated as of the Conversion Date;

       (4) Such notice of conversion is rescinded by the Authority by written notice to the Trustee and the Remarketing Agent delivered prior to the applicable Conversion Date. If the Trustee receives notice of such rescission prior to the time the Trustee has given notice to the Owners of the Series 1996 Bonds, then such notice of conversion will be of no force and effect. If the Trustee receives notice of such rescission after the Trustee has given notice to the Owners of the Series 1996 Bonds, then the Series 1996 Bonds will automatically adjust to the Weekly Rate Period. Any purchases of Series 1996 Bonds scheduled or required to take place on the proposed effective date of any Rate Period will take place on such date.
   No Opinion of Bond Counsel is required in connection with any automatic adjustment to a Weekly Rate Period pursuant to such provision in the Indenture; or

      (5) There is not delivered to the Trustee written evidence from the Rating Agency that any such conversion to a Quarterly Rate, Semiannual Rate or Extended Rate will not, of itself, cause a reduction or withdrawal of any rating then assigned to the Series 1996 Bonds.

    Except as provided in (4) above, in any such event, the Series 1996 Bonds which were to be converted will automatically be converted to a Weekly Rate Period on the date such conversion was to be made, provided that any mandatory or optional tender for purchase on the Conversion Date will nevertheless be carried out. No cancellation of a conversion will constitute an Event of Default under the Indenture. Upon the occurrence of any event described in (1) above, the Weekly Rate will be the per annum rate of interest determined on each Thursday (or if such day is not a Business Day, the immediately preceding Business Day) by the Trustee which is equal to the lesser of the Maximum Rate and, so long as the Series 1996 Bonds shall remain Taxable Bonds, the bond equivalent yield on 91-day United States Treasury Bills, plus 50 basis points, which yield shall be calculated in accordance with standard practices in the banking industry on the basis of the discount rates at which such bills were sold but not to exceed the Maximum Rate.

    Upon conversion of the Series 1996 Bonds to a Quarterly, Semiannual or Extended Rate Period, the FGIC-SPI has agreed to increase the number of days of accrued interest coverage under the FGIC-SPI Liquidity Facility as necessary, subject to confirmation of the applicable rating by Moody's.

CONVERSION TO FIXED RATES

    The Series 1996 Bonds will be converted to bear interest at Fixed Rates upon the Authority's request. Upon a conversion of Series 1996 Bonds to bear interest at Fixed Rates, such Series 1996 Bonds will be subject to mandatory tender for purchase. As a condition of any Fixed Rate conversion, the Trustee, any credit provider, FGIC-SPI or other provider of liquidity and the Remarketing Agent must receive an Opinion of Bond Counsel. The Fixed Rate Conversion Date will be (1) in the case of a conversion from a Variable Rate Period other than an Extended Rate Period, an Interest Payment Date for the Series 1996 Bonds for the Variable Rate Period from which the conversion is to be made; and (2) in the case of a conversion from an Extended Rate Period, an Interest Payment Date for the Series 1996 Bonds on which a new Extended Rate Period would otherwise have commenced pursuant to the Indenture.

    The Fixed Rate or Fixed Rates are required to be the lowest rate or rates of interest per annum (not in excess of the maximum rate of interest allowed by law) which, in the judgment of the Remarketing Agent, as of the date of determination and under prevailing market conditions, would cause the Series 1996 Bonds of such maturities to have a market value equal to the principal amount thereof, plus accrued interest.

    If necessary or desirable to achieve the lowest Fixed Rate or Fixed Rates on the Series 1996 Bonds, the Remarketing Agent may determine that some or all of the Series 1996 Bonds shall be converted to Serial Bonds maturing in years for which Amortization Requirements have been established for the Series 1996 Bonds and maturing in aggregate principal amounts that correspond to such Amortization Requirements.

    The Tender Agent is required to mail or cause the Bond Registrar to mail a notice of the proposed conversion to the Owners of all Series 1996 Bonds to be converted not less than 30 days prior to the proposed Fixed Rate Conversion Date and state that (1) the Series 1996 Bonds are subject to mandatory tender for purchase (with no right to retain) on the Fixed Rate Conversion Date at a Purchase Price of par plus accrued interest; and (2) on and after the Fixed Rate Conversion Date the Series 1996 Bonds shall be deemed purchased, and thereafter the Owner will have no further rights under the Indenture except to receive the Purchase Price.

    Notwithstanding the delivery of notice of a Fixed Rate conversion pursuant to the Indenture, conversion of the Series 1996 Bonds to a Fixed Rate Period will not take effect if (1) the Authority withdraws such notice of conversion not later than the Business Day preceding the date on which the Fixed Rate is to be determined; (2) the Remarketing Agent fails to determine a Fixed Rate; (3) any notice required by the Indenture is not given when required; or (4) upon conversion any Fixed Rate Series 1996 Bonds would be Provider Bonds unless FGIC-SPI or other provider of liquidity consents. In any of such events, the Series 1996 Bonds will automatically be converted to a Weekly Rate for a Weekly Rate Period which will commence on the date the Fixed Rate conversion was to be made, but the mandatory tender for purchase will still be carried out if notice of the Fixed Rate conversion had been given to the Owners. Withdrawal of a conversion notice must be given by the Company to the Trustee, the Tender Agent, the Bond Registrar, the Remarketing Agent, any credit provider and FGIC-SPI or other provider of liquidity, by telephone, promptly confirmed in writing. No cancellation of a Fixed Rate conversion pursuant to this paragraph constitutes an Event of Default under the Indenture. If the Series 1996 Bonds are converted to bear interest at a Weekly Rate rather than a Fixed Rate, and the Remarketing Agent fails to set a Weekly Rate, the Weekly Rate shall be the per annum rate of interest determined on each Thursday (or if such day is not a Business Day, the immediately preceding Business Day) by the Trustee which is equal to the lesser of the Maximum Rate and, so long as the Series 1996 Bonds remain Taxable Bonds, the bond equivalent yield on 91-day United States Treasury Bills, plus 50 basis points, which yield shall be calculated in accordance with standard practices in the banking industry on the basis of the discount rates at which such bills were sold but will not exceed the Maximum Rate.

    Following the Fixed Rate Conversion Date, the Series 1996 Bonds will no longer have the benefit of the FGIC-SPI Liquidity Facility or any other liquidity facility and will no longer be subject to tender for purchase, but the payment of principal and interest on the Series 1996 Bonds will continue to be insured by the policy of the credit providers.

TENDER AND PURCHASE OF VARIABLE RATE BONDS

    The Purchase Price payable upon any tender for purchase of Series 1996 Bonds (whether optional or mandatory) shall be an amount equal to the principal amount of such Series 1996 Bond plus, if the Purchase Date is other than an Interest Payment Date, accrued interest thereon, at the applicable rate from the most recent Interest Payment Date to but excluding the Purchase Date.

    Optional Tenders During Variable Rate Periods.  During any Variable Rate
    ---------------------------------------------
Period, the Beneficial Owners of Series 1996 Bonds (other than Provider Bonds) may elect to have their Series 1996 Bonds (or portions thereof in Authorized Denominations) purchased at the Purchase Price as set forth below:

      (1) Series 1996 Bonds bearing interest at Daily Rates may be tendered for purchase on any Business Day upon delivery of telephonic notice of tender given to the Trustee not later than 10:30 a.m. on the Purchase Date.

      (2) Series 1996 Bonds bearing interest at Weekly Rates may be tendered for purchase on any Business Day upon delivery of a written notice of tender to the Trustee not later than 5:00 p.m. on a Business Day not less than seven days prior to the Purchase Date.

      (3) Series 1996 Bonds bearing interest at Monthly, Quarterly or Semiannual rates may be tendered for purchase on any Interest Payment Date upon delivery of a written notice of tender to the Trustee not later than 5:00 p.m. on a Business Day that is not less than seven days prior to the Interest Payment Date in the case of Series 1996 Bonds bearing interest at Monthly Rates and Quarterly Rates, or 15 days prior to the Interest Payment Date in the case of Series 1996 Bonds bearing interest at Semiannual Rates.

      (4) Series 1996 Bonds bearing interest at Extended Rates may be tendered for purchase on the commencement date of any Extended Rate Period (other than the Extended Rate Conversion Date) upon delivery of a written notice of tender to the Trustee not later than 5:00 p.m. on a Business Day that is not less than 15 days prior to the Purchase Date.

    Each notice of tender must, in the case of a written notice, be given by the Direct Participant through whom such Beneficial Owner owns such Series 1996 Bonds and must be delivered to the Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Department and must be satisfactory to the Trustee. Such notice of tender must also state, whether delivered in writing or by telephone, the principal amount of the Series 1996 Bond or portion thereof, that the Owner irrevocably demands purchase of such Series 1996 Bond or portion thereof, the date on which such Series 1996 Bond or portion thereof is to be purchased, payment instructions and the DTC number of such Direct Participant. Such notice of tender will automatically constitute, whether delivered in writing or by telephone, (A) an irrevocable offer to sell the Series 1996 Bonds (or portion thereof) to which the notice relates on the Purchase Date to any purchaser selected by the Remarketing Agent at the Purchase Price, (B) an irrevocable authorization and instruction to the Bond Registrar to effect transfer of such Series 1996 Bonds (or portion thereof) upon payment of such price to the Trustee on the Purchase Date, (C) an irrevocable authorization and instruction to the Tender Agent to effect the exchange of the Series 1996 Bonds to be purchased in whole or in part for other Series 1996 Bonds in an equal aggregate principal amount so as to facilitate the sale of such Series 1996 Bonds (or portion thereof), and (D) an acknowledgment that such Owner will have no further rights with respect to such Series 1996 Bonds (or portion thereof) upon payment of the Purchase Price thereof by the Trustee on the Purchase Date to the Direct Participant from whom the notice of tender is received, except for the right of such Owner to receive, such Purchase Price upon surrender of such Series 1996 Bonds to the Tender Agent.

    The determination of the Trustee as to whether a notice of tender has been properly delivered pursuant to the foregoing will be conclusive and binding upon the Owner. The Trustee, if other than the Tender Agent, must promptly notify the Tender Agent of its receipt of each notice of tender described above.

    Mandatory Tenders Upon Variable or Fixed Rate Conversion.  In the case
    --------------------------------------------------------
of any conversion from one Variable Rate Period to another Variable
Rate Period, except a conversion between a Daily Rate Period and a Weekly Rate Period, the Series 1996 Bonds to be converted are subject to mandatory tender for purchase on the Conversion
Date at the Purchase Price. In the case of any conversion to the Fixed Rate, the Series 1996 Bonds to be converted are subject to mandatory tender for purchase on the Conversion Date at the Purchase Price.

    Mandatory Tenders Upon Expiration, Substitution or Termination
    --------------------------------------------------------------
of Credit Facility or Liquidity Facility.  Prior to the Fixed
----------------------------------------
Rate Conversion Date of the Series 1996 Bonds, the Series 1996 Bonds are subject to mandatory tender for purchase at the Purchase Price on a Business Day that is at least five days prior to the date on which the credit facility or liquidity facility is to be canceled in connection with replacement by a substitute facility pursuant to the Indenture. The Series 1996 Bonds are also subject to mandatory tender for purchase at the Purchase Price on a Business Day which is at least five days prior to a termination or expiration of the credit facility or liquidity facility, including a termination event described in a termination notice delivered pursuant to the FGIC-SPI Liquidity Facility.

    Notice of mandatory tender is required to be given by mail by the Tender Agent or the Bond Registrar to the Owners of such Series 1996 Bonds by first class mail not less than 30 days prior to the mandatory tender date.

    Purchase of Tendered Series 1996 Bonds.    Before 4:00 p.m. on the
    --------------------------------------
Purchase Date and upon receipt by the Trustee of 100% of the aggregate Purchase Price of the tendered Series 1996 Bonds, the Trustee is required to pay the Purchase Price of such Series 1996 Bonds to the Owners thereof at its principal office or by bank wire transfer. Payments are required to be made in immediately available funds from the following sources in the order of priority indicated:

      (1) The proceeds of the sale of the Series 1996 Bonds which have been remarketed by the Remarketing Agent (other than proceeds of a sale of the Series 1996 Bonds to the Authority);

      (2) The proceeds of the sale of the Series 1996 Bonds which have been purchased by FGIC-SPI pursuant to the FGIC-SPI Liquidity Facility (or from the proceeds received from any substitute liquidity provider if not then FGIC-SPI);

      (3) Moneys paid by the Authority for such purpose that are Eligible Funds; and

      (4)  Other moneys paid by the Authority for such purpose.



    All Series 1996 Bonds to be purchased on any date are required to be delivered to the designated corporate trust office of the Tender Agent at or before 11:30 a.m., Eastern time, on the Purchase Date, except that such Series 1996 Bonds bearing interest at Semiannual or Extended Rates being tendered for purchase at the election of the Owner pursuant to the Indenture must be delivered to the designated corporate trust office of the Tender Agent along with the notice of tender.

    If the Owner of any Series 1996 Bonds (or portion thereof) that is subject to purchase pursuant to the Indenture fails to surrender such Series 1996 Bonds to the Tender Agent for purchase on the Purchase Date, and if the Tender Agent is in receipt of the Purchase Price therefor, such Series 1996 Bonds (or portion thereof) will nevertheless be deemed purchased on the Purchase Date and ownership of such Series 1996 Bonds (or portion thereof) will be transferred to the purchaser thereof as provided in the Indenture. Any Owner who fails to deliver a Series 1996 Bond for purchase as required above will have no further rights thereunder except the right to receive the Purchase Price thereof upon presentation and surrender of said Series 1996 Bond to the Tender Agent.

    Insufficient Funds for Purchases.  If the moneys available for purchase
    --------------------------------
of Series 1996 Bonds pursuant to the Indenture are inadequate for the purchase of all Series 1996 Bonds that are tendered on any Purchase Date, all Series 1996 Bonds will continue to bear interest at the same rate as in effect on the day prior to the Purchase Date to the date on which the earliest of the following occurs:
(i) the Fixed Rate Conversion Date for the Series 1996 Bonds; (ii) the date on which any default by FGIC-SPI or other liquidity provider under the terms of the FGIC-SPI Liquidity Facility has been cured; or (iii) the fifth day after the date on which a substitute liquidity facility meeting the requirements of the Indenture has been obtained. If there are insufficient funds for purchase, (i) the Tender Agent is required immediately (but no later than the end of the next succeeding Business Day) to return all tendered Series 1996 Bonds to the Owners thereof and notify all Owners of the Series 1996 Bonds in writing of the interest rate to be effective and (ii) the Trustee is required to return all moneys received for the purchase of such Series 1996 Bonds to the persons who provided such moneys.

REDEMPTION OF SERIES 1996 BONDS

    Optional Redemption.  (A) The Series 1996 Bonds bearing interest at
    -------------------
Daily, Weekly, Monthly, Quarterly, Semiannual or Extended Rates
(but only if the Extended Rate Period is one year) are subject to optional redemption prior to their stated maturity upon request of the Authority in whole or in part any time at a price equal to the principal amount thereof, together with accrued interest to the redemption date, without premium.

    (B) The Series 1996 Bonds bearing interest at Extended Rates (but only if the Extended Rate Period is more than one year in duration) or Fixed Rates are subject to optional redemption prior to their stated maturity upon request of the Authority in whole or in part at the times and at the prices set forth below, and in such amounts and of such maturities as the Authority shall direct, plus accrued interest thereon to the redemption date:


 Years Remaining from Conversion Date until
    end of Extended Rate Period or Final
           Maturity of Bonds in                          First Day of
           the Fixed Rate Period                       Redemption Period               Redemption Price
      -------------------------------                  -----------------               ----------------
More than fifteen                           Tenth anniversary of Conversion Date     102% declining by 1% on each succeeding
                                                                                     anniversary of the tenth anniversary of the
                                                                                     Conversion Date until reaching 100% and
                                                                                     thereafter at 100%

More than seven but not more than fifteen   Seventh anniversary of Conversion Date   102% declining by 1% on each succeeding
                                                                                     anniversary of the seventh anniversary of the
                                                                                     Conversion Date until reaching 100% and
                                                                                     thereafter at 100%

More than seven but not more than ten       Seventh anniversary of Conversion Date   102% declining by 1% on each succeeding
                                                                                     anniversary of the seventh anniversary of the
                                                                                     Conversion Date until reaching 100% and
                                                                                     thereafter at 100%

More than five but not more than seven      Fourth anniversary of Conversion Date    101% declining by 1% on the next anniversary
                                                                                     after the fourth anniversary of the Conversion
                                                                                     Date and thereafter at 100%

Five or fewer                               Not callable


    Notwithstanding any provision in the Indenture or the Series 1996 Bonds to the contrary, the Indenture and the Series 1996 Bonds may be amended as of the Conversion Date upon the request of the Authority, without the consent of any of the Bondholders, to change the redemption provisions applicable during an Extended Rate Period or the Fixed Rate Period to such redemption provisions as are acceptable to the Authority.

    Prior to notice being given to the Owners of the affected Series 1996 Bonds of any optional redemption of Series 1996 Bonds, either (A) there shall be deposited with the Trustee an amount sufficient to pay the principal amount of the Series 1996 Bonds subject to redemption, plus accrued interest to the redemption date, plus any premium applicable to such redemption, or
(B) such notice shall state that the redemption is conditioned on the receipt of moneys for such redemption by the Trustee on or prior to the redemption date. In the event that a conditional notice of redemption is given and such moneys are not timely received, the redemption for which such notice was given shall not be undertaken.

    Sinking Fund Redemption.  The Series 1996 Bonds are also subject to
    -----------------------
redemption prior to maturity at a redemption price equal to the principal amount thereof, plus accrued interest, by application by the Trustee of funds on deposit to the credit of the sinking fund on July 1 in the years and in the principal amounts as follows:

    Year     Amount
    ----     ------

    1999   $ 1,000,000
    2000     1,800,000
    2001     2,000,000
    2002     2,200,000
    2003     2,300,000
    2004     2,500,000
    2005     2,600,000
    2006     2,800,000
    2007     3,000,000
    2008     3,200,000
    2009     3,400,000
    2010     3,600,000
    2011     3,900,000
    2012     4,100,000
    2013     4,400,000
    2014     4,700,000
    2015     4,900,000
    2016     5,400,000
    2017     5,600,000
    2018     6,100,000
    2019*   10,500,000

--------------------
* Final maturity.


    Redemption Upon the Occurrence of Certain Events.  The Series 1996 Bonds
    ------------------------------------------------
will be redeemed in whole or in part in such amounts and of such maturities as the Authority shall direct at any time at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date upon receipt by the Trustee of a written notice from the Authority stating that either of the following events has occurred: (1) all or substantially all of the expressway system specified in the Indenture has been damaged or destroyed and the Authority shall determine that it is not practicable or desirable to rebuild, repair and restore the same; or (2) all or substantially all of the expressway system has been condemned or such use or control thereof has been taken by eminent domain as to render the same unsatisfactory to the Authority for continued operation. Any such redemption prior to the Fixed Rate Conversion Date may be made only from Eligible Funds.

    Provider Bonds Redemption.  (A)  Provider Bonds shall be redeemed before
    -------------------------
any other Series 1996 Bonds are redeemed.

    (B) Provider Bonds are subject to redemption prior to maturity at the option of the Authority as a whole or in part in such amounts and of such maturities as the Authority shall direct on any date at the principal amount thereof, without premium, plus interest accrued thereon to the redemption date.

    Partial Redemptions.  If less than all of the Series 1996 Bonds are to
    -------------------
be redeemed, the particular Series 1996 Bonds to be redeemed shall be selected by the Trustee in such manner as the Trustee in its discretion deems fair and appropriate.

    Notice of Redemption.  At least 30 days but not more than 45 days before
    --------------------
the redemption date of any Series 1996 Bonds, the Trustee will cause a notice of any such redemption to be given by mail, postage prepaid, to all Owners owning Series 1996 Bonds to be redeemed in whole or in part. Failure to mail any such notice to any Owner or any defect in any notice so mailed will not affect the validity of the proceedings for the redemption of the Series 1996 Bonds of any other Owners. Each such notice will set forth (i) the date fixed for redemption, (ii) the redemption price to be paid, (iii) the CUSIP numbers and the certificate numbers of the Series 1996 Bonds to be redeemed, (iv) the name and address of the Paying Agent, (v) the dated date, interest rate and maturity date of the Series 1996 Bonds, (vi) if less than all of the Series 1996 Bonds then Outstanding are called for redemption, the amounts of each of the Series 1996 Bonds to be redeemed and (vii) the name, address and telephone number of a contact for such redemption.

    If a portion of an Outstanding Series 1996 Bond is selected for redemption, the Owner or his attorney or legal representative must present and surrender such Series 1996 Bond to the Bond Registrar for payment of the redemption price of the portion thereof called for redemption, and the Authority will execute and the Bond Registrar will authenticate and deliver to or upon the order of such Owner, without charge, other than any applicable tax or other governmental charge, for the unredeemed portion of the principal amount of the Series 1996 Bond so surrendered, a Series 1996 Bond of any Authorized Denomination.

    WHILE THE SERIES 1996 BONDS ARE HELD UNDER THE BOOK-ENTRY ONLY SYSTEM DESCRIBED ABOVE, NOTICES OF REDEMPTION WILL BE MAILED SOLELY TO CEDE & CO., AS THE OWNER OF THE SERIES 1996 BONDS.

    Effect of Calling for Redemption.  If money or Escrow Securities, or a
    --------------------------------
combination of both, sufficient to pay the redemption price of the Series 1996 Bonds to be redeemed are held by the Trustee in trust for the Owners of Series 1996 Bonds to be redeemed, then interest on the Series 1996 Bonds called for redemption will cease to accrue; such Series 1996 Bonds will cease to be entitled to any benefits or security under the Indenture or to be deemed Outstanding, and the Owners of such Series 1996 Bonds will have no rights in respect thereof except to receive payment of the redemption price. Series 1996 Bonds and portions of Series 1996 Bonds for which irrevocable instructions to pay on one or more specified dates or to call for redemption at the redemption date have been given to the Trustee in form satisfactory to it will not thereafter be deemed to be Outstanding under the Indenture and will cease to be entitled to the security of or any rights under the Indenture, other than rights to receive payment of the redemption price thereof, to be given notice of redemption in the manner provided in the Indenture, and, to the extent provided in the Indenture, to receive Series 1996 Bonds for any unredeemed portions of Series 1996 Bonds, if money or Escrow Securities, or a combination of both, sufficient to pay the redemption price of such Series 1996 Bonds or portions thereof, are held in separate accounts by the Trustee in trust for the Owners of such Series 1996 Bonds.



                       THE FGIC-SPI LIQUIDITY FACILITY

    The Obligations will rank equally with all other general unsecured and unsubordinated obligations of FGIC-SPI. The Obligations are not issued pursuant to an indenture. As of the date hereof FGIC-SPI has approximately $2.942 billion obligations currently outstanding after giving effect to the Obligations.

    Owners of the Bonds to which the Obligations relate will be entitled to the benefits and subject to the terms of the FGIC-SPI Liquidity Facility. Pursuant to the FGIC-SPI Liquidity Facility, FGIC-SPI agrees to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the Purchase Price for such Bonds. The obligation of FGIC-SPI under the FGIC-SPI Liquidity Facility will be sufficient to pay a Purchase Price equal to the principal of and up to 35 days' interest on the Bonds at an assumed rate of 15% per annum; provided, that the number of days accrued interest will be increased as necessary in the event that the Bonds are remarketed at a Quarterly Rate, the Semiannual Rate and the Extended Rate, subject to confirmation of the applicable rating by Moody's.

TERMINATION EVENTS

    The scheduled expiration date of the FGIC-SPI Liquidity Facility is December 10, 2001, unless extended by FGIC-SPI for additional five years upon notice to the Authority two years prior to the scheduled expiration date. Mandatory purchase of Bonds by FGIC-SPI shall occur under the circumstances specified in the Indenture. Under certain circumstances, the obligation of FGIC-SPI to purchase Bonds tendered for purchase pursuant to an optional or mandatory tender, which have not been remarketed, may be terminated. The following events constitute "Termination Events" under the FGIC-SPI Liquidity
Facility:

    (a) (i) any portion of the commitment fee shall not be paid when due on the quarterly payment date as set forth in the Standby Bond Purchase Agreement and related payment agreement (the Payment Agreement"), or (ii) any other amount payable thereunder shall not be paid when due and any such failure shall continue for three (3) Business Days after notice thereof to the Authority; (b) (i) the Authority shall fail to observe or perform any covenant or agreement contained in the Indenture and, if such failure is a result of a covenant breach which is capable of being remedied, such failure continues for ninety (90) days following written notice thereof to the Authority from FGIC-SPI, or (ii) there shall not be at all times a Remarketing Agent performing the duties thereof contemplated by the Indenture; (c) any representation, warranty, certification or statement made by the Authority (or incorporated by reference) in any related document or in any certificate, financial statement or other document delivered pursuant thereto or any related document shall prove to have been incorrect in any material respect when made; (d) any default by the Authority shall have occurred and be continuing in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness issued, assumed or guaranteed by the Authority the obligation and security for which under the Indenture or under any related document is senior to, or on parity with, the Bonds; (e) the Authority files a petition in voluntary bankruptcy, for the composition of its affairs or for its corporate reorganization under any state or federal bankruptcy or insolvency law, or makes an assignment for the benefit of creditors, or admits in writing to its insolvency or inability to pay debts as they mature, or consents in writing to the appointment of a trustee or receiver for itself; (f) a court of competent jurisdiction shall enter an order, judgment or decree declaring the Authority insolvent, or adjudging it bankrupt, or appointing a trustee or receiver of the Authority, or approving a petition filed against the Authority seeking a reorganization of the Authority under any applicable law or statute of the United States of America or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof; (g) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Authority, and such custody or control shall not be terminated within sixty (60) days from the date of assumption of such custody or control; (h) any material provision of the Standby Bond Purchase Agreement, the Indenture, any related document, the Bonds or the Bonds purchased by FGIC-SPI shall cease for any reason whatsoever to be a valid and binding agreement of the Authority or the Authority shall contest the validity or enforceability thereof; or (i) failure to pay when due any amount payable under the Bonds or the Provider Bonds (regardless of any waiver thereof by the Holders of the Bonds).

    Upon the occurrence of a Termination Event, FGIC-SPI may deliver notice to the Trustee, the Authority, the Remarketing Agent and the Tender Agent regarding its intention to terminate the Liquidity Facility. The FGIC-SPI Liquidity Facility would terminate, effective at the close of business on the 35th day following the date of such notice, or if such date is not a Business Day, the next Business Day. Prior to the effectiveness of such termination, all Bonds that are Variable Rate Bonds are subject to mandatory tender for purchase from the proceeds of a drawing under the FGIC-SPI Liquidity Facility. The termination of the FGIC-SPI Liquidity Facility, however, does not result in an automatic acceleration of the Bonds.

    The obligations of the Authority with respect to the Bonds are as described in the Official Statement relating to the Series 1996 Bonds.


                    THE STANDBY LOAN AGREEMENT; GE CAPITAL

    In order to obtain funds to fulfill its obligations under the FGIC-SPI Liquidity Facility, FGIC-SPI will enter into a standby loan agreement with GE Capital (the "Standby Loan Agreement") under which GE Capital will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase such Bonds. Each loan under the Standby Loan Agreement will be in an amount not exceeding the purchase price for tendered Bonds which represents the outstanding principal amount of such tendered Bonds together with accrued interest thereon to but excluding the date a borrowing is made and will mature on the date which is five years from the effective date of the Standby Loan Agreement. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Bonds. When FGIC-SPI desires to make a borrowing under the Standby Loan Agreement, it must give GE Capital prior written notice of such borrowing by at least 11:45 a.m., New York City time, on the proposed borrowing date. No later than 2:15 p.m., New York City time, on each borrowing date (if the related notice of borrowing has been received by 11:45 a.m. on such date), GE Capital will make available the amount of the borrowing requested.

    The Standby Loan Agreement will expressly provide that it is not a guarantee by GE Capital of the Bonds or of FGIC-SPI's obligations under the FGIC-SPI Liquidity Facility. GE Capital will not have any responsibility for, or incur any liability in respect of, any act, or any failure to act, by FGIC-SPI which results in the failure of FGIC-SPI to effect the purchase for the account of FGIC-SPI of tendered Bonds with the funds provided pursuant to the Standby Loan Agreement.

    GE Capital is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at 500 W. Madison, 14th Floor, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning GE Capital can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which certain of GE Capital's securities are listed.

    The following table sets forth the consolidated ratio of earnings to fixed charges of GE Capital for the periods indicated:



                                                                                                          Nine Months
                                                                                                             Ended
                                  Year Ended December 31,                                             September 28, 1996
                                  ----------------------                                             --------------------
       1991              1992              1993              1994              1995
       ----              ----              ----              ----              ----
       1.34              1.44              1.62              1.63              1.51                          1.56



For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.


                                   EXPERTS

     The financial statements and schedule of General Electric Capital Corporation and consolidated affiliates as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995, appearing in GE Capital's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



                                                                   APPENDIX A




                               TENDER TIMELINE

                              TENDERS FOR BONDS

                                PURCHASE DATE
                             (New York City time)


    ---------       ---------        ---------        --------
    11:30 a.m.      11:45 a.m.       2:15 p.m.        2:30 p.m.
       (1)             (2)              (3)              (4)


1. Trustee shall give immediate telephonic notice, in any event not later than 11:30 a.m. on the Purchase Date, to FGIC-SPI specifying the aggregate principal amount of Bonds to be purchased by FGIC-SPI on such Purchase Date.

2. FGIC-SPI must give GE Capital prior written notice of a borrowing under the Standby Loan Agreement by 11:45 a.m. on the date of the proposed borrowing.

3. No later than 2:15 p.m. on each Purchase Date, GE Capital will make available the amount of borrowing requested.

4.  FGIC-SPI   purchases   Bonds,   for   which   remarketing   proceeds  are
    unavailable, by 2:30 p.m. on the  Purchase Date.



                                        SUMMARY OF RATE PERIODS




     MODE        INTEREST        RATE         DATE ON WHICH    NOTICE    NOTICE        CONVERSION      CONVERSION      PAYMENT
               PAYMENT DATE  DETERMINATION    RATE BECOMES    OF RATE  PERIOD FOR         DATE            DATE        FOR BONDS
                    AND          DATE           EFFECTIVE                TENDER     (when converting   NOTICE TO      TENDERED
               RECORD DATE                                                            from the Stated  BONDHOLDERS
 ----------  --------------  -------------    -------------   -------  ----------    ----------------  -----------    -----------
 DAILY RATE  Interest:  1st  Daily Rate       Each Business   Daily     Telephone    Interest Payment  Not less than  Before 4:00
 MODE        Business Day of determined       Day             Rate      notice not   Date              30 days before p.m. on
             each calendar   between 8:30                     available later than                     Conversion     Purchase Date
             month           a.m. and 10:00                   from      10:30 a.m.                     Date           in
             Record:  The    a.m. on the                      Tender    on Purchase                                   immediately
             Business Day    commencement                     Agent     Date                                          available
             immediately     date                             upon                                                    funds
             prior to                                         request
             Interest
             Payment Date

 WEEKLY RATE Interest:  1st  Weekly Rate      Each Thursday,  Weekly    Written      Interest Payment  Not less than  Before 4:00
 MODE        Business Day of determined not   except that in  Rate      notice not   Date              30 days before p.m. on
             each calendar   later than 4:00  the case of a   available later than                     Conversion     Purchase Date
             month           p.m. on          conversion from from      5:00 p.m.                      Date           in
             Record:  The    Wednesday, or if a different     Tender    on a                                          immediately
             Business Day    such Wednesday   Variable Rate   Agent     Business                                      available
             immediately     not a Business   on the Weekly   upon      Day not                                       funds
             prior to        Day, the last    Rate Conversion request   less than 7
             Interest        Business Day     Date                      days before
             Payment Date    which is                                   the
                             immediately                                Purchase
                             preceding the                              Date
                             commencement
                             date

 MONTHLY     Interest:  1st  (A) Preliminary  1st Business    Written   Written      Interest Payment  Not less than  Before 4:00
 RATE MODE   Business Day of Monthly Rate     Day of each     notice    notice not   Date              30 days before p.m. on
             each calendar   determined not   calendar month  from Bond later than                     Conversion     Purchase Date
             month           later than 4:00                  Registrar 5:00 p.m.                      Date           in
             Record:  Last   p.m. on the last                 to        on a                                          immediately
             Business Day at Business Day                     registere Business                                      available
             least 5 days    which is at                      d owner   Day not                                       funds
             prior to        least 8 days                     not later less than 7
             Interest        preceding the                    than 5:00 days before
             Payment Date    commencement                     p.m. on   Interest
                             date and (B)                     the 3rd   Payment
                             actual monthly                   Business  Date
                             Rate determined                  Day
                             not later than                   following
                             4:00 p.m. on the                 date of
                             Business Day                     determina
                             immediately                      tion
                             preceding the
                             commencement
                             date

 QUARTERLY   Interest:  1st  (A) Preliminary  Initially, the  Written   Written      Interest Payment  Not less than  Before 4:00
 RATE MODE   Business Day of Quarterly Rate   Quarterly Rate  notice    notice not   Date              30 days before p.m. on
             the calendar    determined not   Conversation    from Bond later than                     Conversation   Purchase Date
             month following later than 4:00  Date and        Registrar 5:00 p.m.                      Date           in
             the Quarterly   p.m. on the last subsequently on to        on a                                          immediately
             Rate Conversion Business Day     the 1st         registere Business                                      available
             Date and        which is at      Business Day of d owner   Day not                                       funds
             subsequently on least 15 days    3rd calendar    not later less than 7
             the 1st         preceding the    month           than 5:00 days before
             Business Day of commencement     thereafter      p.m. on   Interest
             each 3rd        date and (B)                     the 3rd   Payment
             calendar month  actual Quarterly                 Business  Date
             thereafter      Rate determined                  Day
             Record:  15th   not later than                   following
             day of calendar 4:00 p.m. on the                 date of
             month           Business Day                     determina
             immediately     immediately                      tion
             preceding       preceding the
             Interest        commencement
             Payment Date    date

 SEMIANNUAL  Interest:  1st  (A) Preliminary  Initially, the  Written   Written      Interest Payment  Not less than  Before 4:00
 RATE MODE   Business Day of Semiannual Rate  Semiannual Rate notice    notice not   Date              30 days before p.m. on
             the 6th month   determined not   Conversion Date from Bond later than                     Conversion     Purchase Date
             following the   later than 4:00  and             Registrar 5:00 p.m.                      Date           in
             Semi-annual     p.m. on the last subsequently on to        on a                                          immediately
             Rate Conversion Business Day     the 1st         registere Business                                      available
             Date and        which is at      Business Day of d owner   Day not                                       funds
             subsequently on least 30 days    each 6th        not later less than
             the 1st         immediately      calendar month  than 5:00 15 days
             Business Day of preceding the    thereafter      p.m. on   before
             each 6th        commencement                     the 3rd   Interest
             calendar month  date and (B)                     Business  Payment
             thereafter      actual                           Day       Date
             Record:  15th   Semiannual Rate                  following
             day of calendar determined not                   date of
             month           later than 4:00                  determina
             immediately     p.m. on the                      tion
             preceding       Business Day
             Interest        immediately
             Payment Date    preceding the
                             commencement
                             date

 EXTENDED    Interest:  1st  (A) Preliminary  Initially, the  Written   Written      Interest Payment  Not less than  Before 4:00
 RATE MODE   Business Day of Extended Rate    Extended Rate   notice    notice not   Date on which     30 days before p.m. on
             the 6th month   determined by    Conversion Date from Bond later than   new Extended      Conversion     Purchase Date
             following the   4:00 p.m. on the and             Registrar 5:00 p.m.    Rate Period       Date           in
             Extended Rate   last Business    subsequently on to        on a         would otherwise                  immediately
             Conversion Date Day which is at  the 1st         registere Business     have commenced                   available
             and             least 30 days    Business Day of d owner   Day not                                       funds
             subsequently on immediately      the calendar    not later less than
             the first       preceding the    month following than 5:00 15 days
             Business Day of commencement     the last day of p.m. on   before
             each 6th        date and (B)     the prior Rate  the 3rd   Purchase
             calendar month  actual Extended  Period and      Business  Date
             thereafter      Rate determined  extend for 1    Day
             Record:  15th   not later than   year or         following
             day of calendar 4:00 p.m. on the integral        date of
             month           Business Day     multiples of 6  determina
             immediately     immediately      months in       tion
             preceding       preceding the    excess of 1
             Interest        commencement     year set by the
             Payment Date    date             Remarketing
                                              Agent

 FIXED RATE  Interest:  1st  (A) Preliminary  (A) If            NA        NA           NA                NA            NA
 MODE        day of each     Fixed Rate       conversion from
             January and     determined on a  Variable Rate
             July            Business Day at  Mode other than
                             least 35 days    Extended Rate
             Record:  15th   prior to the     Mode the
             day of calendar Fixed Rate       Interest
             month           Conversion Date  Payment Date
             immediately     and (B) Fixed    for the Bonds
             preceding       Rate determined  and (B) if
             Interest        by 3:30 p.m. not conversion from
             Payment Date    later than the   Extended Rate
                             last Business    Mode an
                             Day which is at  Interest
                             least 5 days     Payment Date on
                             prior to Fixed   which a new
                             Rate Conversion  Extended Rate
                             Date             Period would
                                              otherwise have
                                              commenced for
                                              the Bonds




                                  Appendix C

                                 DEFINITIONS
                                 -----------


    "Amortization Requirements" shall mean the money required to be deposited in the sinking fund for the purpose of the mandatory redemption or payment at maturity of any Term Bonds issued pursuant to this Indenture and in accordance with the terms thereof.

    "Authorized Denomination" means (a) in the case of the Series 1996 Bonds,
(i) while the Series 1996 Bonds bear interest at a Daily, Weekly or Monthly Rates, $100,000 and integral multiples of $5,000 over $100,000, and (ii) while the Series 1996 Bonds bear interest at a Quarterly, Semiannual, Extended or Fixed Rate, $5,000, and integral multiples thereof, and (b) in the case of other Series of Bonds, such denominations as shall be authorized in a supplemental Indenture authorizing the issuance of such Bonds.

    "Authorized Officer" shall mean, when used with respect to the Authority, the Chairman, the Vice Chairman, the Executive Director, and any other officer or employee of the Authority designated from time to time by resolution of the Authority as an Authorized Officer under this Indenture.

    "Bond Counsel" shall mean any firm of nationally recognized municipal bond attorneys selected by the Authority, including co-counsel to such firm, each of which shall be experienced in the issuance of municipal bonds and matters relating to the exclusion of the interest thereon from gross income for purposes of federal income taxation.

    "Bond Registrar" shall mean a bank or trust company, either within or without the State of Florida, designated as such by resolution of the Authority, which shall perform such functions as Bond Registrar as are required by this Indenture with respect to one or more Series of Bonds. Notwithstanding the preceding sentence, the Trustee shall be the initial Bond Registrar.

    "Bondholder" (or "Owner") shall mean the registered owners of the Bonds as shown on the registration books of the Bond Registrar.

    "Business Day" means any date other than (i) Saturday or Sunday, (ii) a day on which the Trustee, any credit provider or liquidity provider whose facilities are then in effect are lawfully closed, (iii) a day on which the federal reserve bank for the federal reserve district in which the Trustee or Tender Agent is located is closed; or (iv) a day on which the New York Stock Exchange is closed.

    "Conversion Date" means:

    (a) When used with respect to a Fixed Rate, the date on which a Fixed Rate becomes effective pursuant to the Indenture; and

    (b) When used with respect to any particular Variable Rate Period, the date on which such Rate Period first becomes effective pursuant to the Indenture.

    "Corporation Rate" shall mean the rate of interest per annum borne by the Provider Bonds, which shall equal the Prime Rate plus 1% or, if applicable, the Default Rate; provided however that the Corporation Rate shall not exceed the lesser of 12% per annum or the maximum rate permitted by applicable law.

    "Daily Rate" shall mean the interest rate determined for the Bonds for a Daily Interest Period pursuant to the Indenture.

    "Daily Rate Period" shall mean, while the Series 1996 Bonds bear interest at the Daily Rate, the period commencing on each Business Day to but excluding the following Business Day.

    "Default Rate" shall mean, with respect to Provider Bonds, a rate of interest per annum equal to the Prime Rate plus 3%.

    "Eligible Funds" means:

      (a) Bonds proceeds deposited with the Trustee contemporaneously with the issuance and sale of Bonds (other than proceeds of sale of Bonds to the Authority) and which were continuously thereafter subject to the lien of this Indenture in a separate and segregated fund, account or subaccount established hereunder in which no moneys which were not Eligible Funds were at any time held while such Bond proceeds were held therein, together with the investment earnings thereon;

      (b) Moneys (i) held in any Fund, Account or Subaccount in which no other moneys which are not Eligible Funds are held, and (ii) which have been on deposit with the Trustee for at least three hundred sixty-six (366) consecutive days during which period no Event of Bankruptcy shall have occurred, together with the investment earnings thereon;

      (c) Proceeds of a drawing under a credit or liquidity facility; and

      (d) Proceeds from the issuance and sale of Refunding Bonds and any other moneys deposited with the Trustee if there is delivered to the Trustee at the time of the issuance and sale of such Refunding Bonds or the deposit of such other moneys with the Trustee a written opinion of nationally recognized bankruptcy counsel to the effect that payments with such proceeds or other moneys, as the case may be, of principal of, premium, if any, or interest on the Bonds would not be avoidable transfers under the United States Bankruptcy Code should an Event of Bankruptcy hereafter occur.


    "Escrow Securities" shall mean cash, direct non-callable obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America, to which direct obligations or guarantee the full faith and credit of the United States of America has been pledged, Refcorp interest strips, CATS, TIGRS, STRPS, or defeased municipal bonds rated "AAA" by S&P or "Aaa" by Moody's (or any combination thereof).

    "Event of Bankruptcy" means the filing of a petition in bankruptcy or the commencement of a proceeding under the United States Bankruptcy Code pursuant to Sections 301 or 303 thereof by or against the Authority.

    "Extended Rate" shall mean the interest rate determined for the Series 1996 Bonds for an Extended Rate Period pursuant to the Indenture.

    "Extended Rate Period" shall mean, while the Series 1996 Bonds bear interest at the Extended Rate, the period commencing on the Extended Rate Conversion Date and on the first Business Day of the calendar month following the last day of the prior Rate Period, extending for a period of one year or integral multiples of six months in excess of one year as established by the Remarketing Agent and ending on a day which is the last day preceding the first Business Day of a calendar month.

    "Fixed Rate" means an interest rate to be determined for the Series 1996 Bonds pursuant to the Indenture.

    "Fixed Rate Period" means the period of time during which the Series 1996 Bonds bear interest at a Fixed Rate.

    "Fund" shall mean any fund created and maintained pursuant to this Indenture.

    "Indenture" shall have the meaning ascribed to it in the introductory paragraph hereof.

    "Interest Payment Date" shall mean, with respect to the Series 1996
Bonds:

       (a) When the Series 1996 Bonds bear interest at the Daily, Weekly or Monthly Rate, the first Business Day of each calendar month commencing with the first Business Day of each calendar month commencing with the first Business Day of the calendar month following the initial issuance and delivery of the Series 1996 Bonds;

       (b) When the Series 1996 Bonds bear interest at the Quarterly Rate, the first Business Day of the third calendar month following the Quarterly Rate Conversion Date and subsequently the first Business Day of each third calendar month thereafter;

       (c) When the Series 1996 Bonds bear interest at the Semiannual or Extended Rate, the first Business Day of the sixth month following the Semiannual or Extended Rate Conversion Date and subsequently the first Business Day of each sixth calendar month thereafter; and

       (d) When the Series 1996 Bonds bear interest at the Fixed Rate, each January 1 and July 1 after the Fixed Rate Conversion Date.

    "Interest Payment Date" means with respect to other Series of Bonds, the dates on which interest on such Bonds is payable as specified in the Supplemental Indenture authorizing the issuance of such Bonds.

    "Maximum Rate" shall mean, with respect to the Series 1996 Bonds prior to the conversion of the Series 1996 Bonds to the Fixed Rate, 15% so long as the Series 1996 Bonds are Taxable Bonds or 12% so long as the Series 1996 Bonds are not Taxable Bonds, and, thereafter, the highest rate of interest allowed by law.

    "Monthly Rate" means the interest rate determined for a Monthly Rate Period pursuant to the Indenture.

    "Monthly Rate Period" shall mean, while the Series 1996 Bonds bear interest at the Monthly Rate, the period commencing on the first Business Day of each month to but excluding the first Business Day of the following month.

    "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority by written notice of an Authorized Officer to the Trustee.

    "Opinion of Bond Counsel" means a written opinion of Bond Counsel, in form and substance satisfactory to the Trustee, and except as may be otherwise specifically set forth in this Indenture, to the effect that the action proposed to be taken is authorized or permitted by the laws of the State and this Indenture and will not adversely affect the validity of the Bonds under the laws of the State or, except to the extent that any of the Bonds shall be Taxable Bonds, the exclusion from gross income for federal income tax purposes of interest on any Bonds.

    "Outstanding" shall mean, when used with reference to the Bonds of any of them, all Bonds theretofore delivered except: (a) Bonds deemed to have been paid in accordance with the Indenture; (b) Bonds in lieu of which other Bonds have been issued pursuant to the provisions hereof relating to Bonds destroyed, mutilated, stolen or lost; (c) Bonds paid, redeemed to delivered to or acquired by the Authority for cancellation; and (d) for purposes of any consent or other action to be taken hereunder by the Owners of a specified percentage of principal amount of Bonds, the Bonds held by or for the account of the Authority.

    "Owner" (or "Bondholder") shall mean the registered owners of the Bonds as shown on the registration books of the Bond Registrar.

    "Paying Agent" shall mean a bank or trust company, either within or without the State of Florida, designated as such by resolution of the Authority, which shall perform such functions as Paying Agent as are required by this Indenture with respect to one or more Series of Bonds.
Notwithstanding the preceding sentence, the Trustee shall be the initial Paying Agent for the Series 1996 Bonds.

    "Prime Rate" shall mean, with respect to Provider Bonds, the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time as its "Prime Rate".

    "Purchase Date" means the date upon which the Tender Agent is obligated to purchase a Series 1996 Bond or Series 1996 Bonds pursuant to the Indenture.

    "Purchase Price" of any Series 1996 Bond required to be purchased by the Tender Agent pursuant to the Indenture means an amount equal to the principal amount of such Series 1996 Bond plus, if the Purchase Date is other than an Interest Payment Date, accrued interest thereon, at the rate applicable to the Series 1996 Bond from the most recent Interest Payment Date and up to but excluding the Purchase Date.

    "Quarterly Rate" shall mean the interest rate determined for the Series 1996 Bonds for any Quarterly Rate Period pursuant to the Indenture.

    "Quarterly Rate Period" shall mean, while the Series 1996 Bonds bear interest at the Quarterly Rate, the period commencing on the Quarterly Rate Conversion Date for the Series 1996 Bonds, and on the first Business Day of each third calendar month thereafter, to but excluding the first Business Day of the third calendar month thereafter.

    "Rate Period" or "Period" shall mean, when used with respect to any particular rate of interest applicable to the Series 1996 Bonds (whether a Daily, Weekly, Monthly, Quarterly, Semiannual, Extended or Fixed Rate), the period during which such rate of interest will remain in effect pursuant to the Indenture.

    "Refunding Bonds" shall mean the Bonds issued pursuant to the Indenture on a parity with any Outstanding Bonds.

    "S&P" shall mean Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc. and its successors and assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority by written notice of an Authorized Officer to the Trustee.

    "Semiannual Rate" shall mean the interest rate determined for a Semiannual Interest Period pursuant to the Indenture.

    "Semiannual Rate Period" shall mean, while the Series 1996 Bonds bear interest at the Semiannual Rate, the period commencing on the Semiannual Rate Conversion Date and from and including the first Business Day of each sixth calendar month thereafter to but excluding the first Business Day of the sixth calendar month thereafter.

    "Serial Bonds" shall mean the Bonds of a Series which are stated to mature in annual installments.

    "Series" shall mean the Bonds delivered at any one time under the provisions of the Indenture.

    "State" shall mean the State of Florida.

    "Subaccount" shall mean any subaccount created and maintained pursuant to the Indenture.

    "Supplemental Indenture" shall mean an indenture supplemental to the Indenture or amendatory thereto entered into by the Authority and the Trustee pursuant to the terms thereof.

    "Taxable Bond" shall mean any Series 1996 Bond issued under the Indenture, if in connection with such issuance there was not delivered to the Authority an opinion of Bond Counsel to the effect that the interest on such Bond is not included in the gross income of the Owners thereof for purposes of federal income taxation.

    "Term Bonds" shall mean Bonds which shall be stated to mature on one date and for the amortization of which payment of Amortization Requirements are required to be made into the sinking fund.

    "Variable Rate" means, as the context requires, the Daily, Weekly, Monthly, Quarterly, Semiannual or Extended Rate applicable to the Series 1996 Bonds.

    "Variable Rate Bonds" shall mean Bonds issued with a variable, adjustable, convertible or other similar interest rate which is not fixed in percentage for the entire term thereof at the date of issue, and which may be convertible to a fixed interest rate.

    "Weekly Rate" shall mean the interest rate determined for a Weekly Rate Period pursuant to the Indenture.

    "Weekly Rate Period" shall mean, while the Series 1996 Bonds bear interest at the Weekly Rate, the period commencing on Thursday of each week (or in the case of the first Weekly Rate Period, on the date of original issuance and delivery of the Series 1996 Bonds) to but excluding Thursday of the following week (or in the case of the first Weekly Rate Period, the Thursday immediately following the date of original issuance and delivery of the Series 1996 Bonds), except that (a) in the case of a conversion to a Weekly Rate Period from a different Variable Rate Period, the initial Weekly Rate Period shall be from and including Thursday of the following week, and (b) in the case of a conversion of the Series 1996
Bonds from a Weekly Rate Period to a different Rate Period, the last Weekly Rate Period shall end on and exclude the Conversion Date.



                                $1,000,000,000

                        PRINCIPAL AMOUNT PLUS INTEREST


                        LIQUIDITY FACILITY OBLIGATIONS

                                      OF

                        FGIC SECURITIES PURCHASE, INC.


    FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Company") intends to offer from time to time, in connection with the issuance by municipal authorities or other issuers of adjustable or floating rate debt securities (the "Securities"), its obligations (the "Obligations") under one or more liquidity facilities (the "Liquidity Facilities"). The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus or offering statement. The Obligations will not be severable from the Securities and may not be separately traded. This Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Securities purchased by FGIC Securities Purchase, Inc. or its affiliates.

    Unless otherwise specified in a prospectus supplement to the Prospectus (a "Prospectus Supplement"), the Obligations will be issued from time to time to provide liquidity for certain adjustable or floating rate Securities issued by municipal authorities or other issuers. The specific terms of the Obligations and the Securities to which they relate will be set forth in a Prospectus Supplement. Each issue of Obligations may vary, where applicable, depending upon the terms of the Securities to which the issuance of Obligations relates.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
             TIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

------------------------------
The date of this Prospectus is December 6, 1996.

    The information contained in this Prospectus has been obtained from FGIC Securities Purchase, Inc. This Prospectus is submitted in connection with the future sale of securities as referred to herein, and may not be reproduced or used, in whole or in part, for any other purposes.

    No dealer, salesman or any other person has been authorized by FGIC-SPI to give any information or to make any representation, other than as contained in this Prospectus or a Prospectus Supplement, in connection with the offering described herein, and if given or made, such other information or representation must not be relied upon as having been authorized by any of the foregoing. This Prospectus does not constitute an offer of any securities other than those described herein or a solicitation of an offer to buy in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.


                            AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at 500 W. Madison, 14th Floor, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. FGIC-SPI does not intend to deliver to holders of its obligations offered hereby an annual report or other report containing financial information.

    This Prospectus and the applicable Prospectus Supplement constitute a prospectus with respect to the Obligations of FGIC-SPI under the Liquidity Facilities to be issued from time to time by FGIC-SPI in support of the Securities. It is not anticipated that registration statements with respect to the Securities issued by municipal authorities or other issuers will be filed under the Securities Act of 1933, as amended, in reliance on an exemption therefrom.


                                     ---------------



                     DOCUMENTS INCORPORATED BY REFERENCE

    There are hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 all heretofore filed with the Commission pursuant to Section 13 of the 1934 Act, to which reference is hereby made.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Obligations and the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Corporate Communications Department, FGIC Corporation, 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.




                                   SUMMARY

    The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate securities and other derivative debt securities issued by municipal authorities or other issuers. Such securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the securities to be remarketed at par and that provides a secondary market liquidity mechanism for holders desiring to sell their securities. Such securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the securities. In the event that they cannot be remarketed, FGIC-SPI will be obligated, pursuant to a standby purchase agreement or similar contractual arrangement with the issuer, remarketing agent, tender agent or trustee of the securities, to purchase unremarketed securities, from the holders desiring to tender their securities (the "put option") or upon certain other events. This facility will assure the holders of liquidity for their securities even when market conditions preclude successful remarketing.

    The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities ("VRDNs") and convertible inverse floating rate securities ("INFLOs"). VRDNs and INFLOs are municipal derivative securities pursuant to which (i) the interest rate on the VRDNs is a variable interest rate which is re-set by the remarketing agent from time to time (not to exceed a stated maximum rate) (the "VRDN Rate") and (ii) the interest rate on the INFLOs is concurrently re-set at a rate equal to twice a specified Linked Rate minus the fee charged by FGIC-SPI for the Liquidity Facility. The owners of VRDNs have the optional right to tender their VRDNs to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered VRDNs, FGIC-SPI is obligated to pay the purchase price therefor pursuant to the terms of its liquidity facility.

    If an owner of INFLOs desires a fixed rate of interest not subject to fluctuation based on the inverse floating rate equation described above, he may elect to purchase from VRDN holders an amount of VRDNs equal to the principal amount of INFLOs for which such holder desires a fixed rate of interest. The net effect of such purchase is to "link" an equal principal amount of VRDNs and INFLOs and thereby set a fixed interest rate on the combined securities. If the owner of such combined securities so elects, he may "de-link" his VRDNs and INFLOs. The remarketing agent will then remarket the VRDNs at a re-set interest rate and the INFLOs retained by the de-linking owner will again continue to vary and to be re-set whenever the interest rate of the VRDNs are re-set. An INFLOs owner may also elect to permanently link his INFLOs with an equal principal amount of VRDNs and thereby permanently fix the interest rate on the combined securities to their stated maturity; once permanent linkage is effected, no subsequent de-linkage is permitted.

    Until such time as VRDNs are permanently linked to INFLOs, the VRDNs will remain subject to remarketing in the manner noted above and FGIC-SPI will remain obligated to purchase unremarketed VRDNs in connection with the optional right of holders to tender their VRDNs for purchase.

    The fees for providing the liquidity mechanism will be paid by the issuer or other entity specified in the applicable Prospectus Supplement, typically over the life of the liquidity agreement or, in the case of VRDNs, until such time as a VRDN is permanently linked with an INFLO. Except as otherwise provided in a Prospectus Supplement, in order to obtain funds to purchase unremarketed securities, FGIC-SPI will enter into standby loan agreements with one or more financial institutions (the "Standby Lenders") under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase Securities for which the put option has been exercised. Except as otherwise provided in a Prospectus Supplement, the standby purchase agreement or similar contractual agreement between FGIC-SPI and the trustee, issuer or other specified entity will provide that, without the consent of the issuer and the trustee for the security holders, FGIC-SPI will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the security holders. Except as otherwise provided in a Prospectus Supplement, the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement may only be terminated upon the occurrence of certain events of non-payment, default or insolvency on the part of the issuer or other specified entity.
In the event of a termination of the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement, the securities will be subject to a mandatory tender. Prior to such time, security holders will have the option to tender their securities, all as set forth in the applicable Prospectus Supplement.

    The above structure is intended to receive the highest ratings from the rating agencies and to provide public issuers with the lowest cost of financing. There can be no assurances, however, that such ratings will be maintained.


                                 THE COMPANY

    FGIC-SPI was incorporated in 1990 in the State of Delaware. All outstanding capital stock of FGIC-SPI is owned by FGIC Holdings, Inc., a Delaware corporation.

    Unless otherwise specified in a Prospectus Supplement, the business of FGIC-SPI consists and will consist of providing liquidity for certain adjustable and floating rate Securities issued by municipal authorities or other issuers through "liquidity facilities". The securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity mechanism for security holders desiring to sell their securities. Pursuant to standby purchase agreements or similar contractual agreements with issuers of the securities, FGIC-SPI will be obligated to purchase unremarketed securities from the holders thereof who voluntarily or mandatorily tender their Securities for purchase. In order to obtain funds to purchase the Securities, FGIC-SPI will enter into one or more standby loan agreements with Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds as needed to FGIC-SPI to purchase Securities as required.

    FGIC-SPI's principal executive offices are located at 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.


                           THE LIQUIDITY FACILITIES

    The Obligations will rank equally with all other general unsecured and unsubordinated obligations of FGIC-SPI. The Obligations are not issued pursuant to an indenture.

    Registered owners of the Securities will be entitled to the benefits and subject to the terms of the applicable Liquidity Facility as specified in the Prospectus Supplement. Pursuant to the Liquidity Facilities, FGIC-SPI will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Securities to which such Liquidity Facility relates. The obligation of FGIC-SPI under each Liquidity Facility will be sufficient to pay a purchase price equal to the principal of the Security to which such facility relates and up to a specified amount of interest at a specified rate set forth in the applicable Prospectus Supplement.


                          THE STANDBY LOAN AGREEMENT

    In order to obtain funds to fulfill its obligations under the Liquidity Facilities, FGIC-SPI will enter into one or more Standby Loan Agreements with one or more Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase the Securities to which the applicable Liquidity Facility relates. Each Standby Loan Agreement will have the terms set forth in the applicable Prospectus Supplement. It is anticipated that each loan under a Standby Loan Agreement will be in an amount not exceeding the purchase price for the Securities tendered by the holders which will represent the outstanding principal amount of such securities, premium, if any, and accrued interest thereon for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Securities. It is not anticipated that a Standby Lender will guarantee the Securities to which its Standby Loan Agreement relates or FGIC-SPI's obligation under any Standby Purchase Agreement. Standby Lenders will be identified in the appropriate Prospectus Supplement.


                             PLAN OF DISTRIBUTION

    The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus, official statement or offering circular. In the event that Kidder, Peabody & Co., Incorporated, an affiliate to FGIC-SPI and FGIC Corporation, participates in the distribution of the Obligations and related Securities, such distribution will conform to the requirements set forth in the applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

                                LEGAL MATTERS

    The legality of the Obligations has been passed upon for FGIC-SPI by Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                                   EXPERTS

    The financial statements of FGIC Securities Purchase, Inc. at December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 appearing in FGIC Securities Purchase, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995 incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.




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    No dealer, salesman or any other
  individual has been authorized to
  give any information or to make any
  representations other than those                   $80,000,000
  contained in this Prospectus in
  connection with the offer made by               principal amount
  this Prospectus, and, if given or          plus interest and premium,
  made, such information or                            if any
  representations must not be relied
  upon as having been authorized by        LIQUIDITY FACILITY OBLIGATIONS
  FGIC-SPI.  This Prospectus does not
  constitute an offer or solicitation
  by anyone in any jurisdiction in
  which an offer or solicitation is not
  authorized or in which the person
  making such offer or solicitation is
  not qualified to do so or to anyone
  to whom it is unlawful to make such
  offer or solicitation.

            ---------
                                                        issued by
            TABLE OF CONTENTS
                                                    FGIC Securities
                                                     Purchase, Inc.
                 Page
                 ----

  PROSPECTUS SUPPLEMENT                              in support of
  Documents Incorporated By
    Reference . . . . . . . . .   S-2       Dade County Expressway Authority
  Introduction  . . . . . . . .   S-2                  (Florida)
  Description of the Series 1996              Toll System Revenue Bonds,
    Bonds . . . . . . . . . . .   S-2             Series 1996 (Taxable)
  The FGIC-SPI Liquidity Facility S-13
  The Standby Loan Agreement; GE
  Capital . . . . . . . . . . .   S-14               ---------------
  Experts . . . . . . . . . . .   S-15
  PROSPECTUS                                      PROSPECTUS SUPPLEMENT
  Available Information . . . . .   2
  Documents Incorporated By
    Reference . . . . . . . . . .   3                ---------------
  Summary . . . . . . . . . . . .   4
  The Company . . . . . . . . . .   5
  The Liquidity Facilities  . . .   5                December 6, 1996
  The Standby Loan Agreement  . .   5
  Plan of Distribution  . . . . .   6
  Legal Matters . . . . . . . . .   6
  Experts . . . . . . . . . . . .   6

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